Exhibit 99.1


                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                FORM 11-K



(Mark One)
  x   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
      OR

      TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 FOR THE TRANSITION PERIOD FROM _____ TO
      _____.



                       Commission File No. 1-8796


                           QUESTAR CORPORATION
                        EMPLOYEE INVESTMENT PLAN




                           Questar Corporation
                          180 East First South
                             P.O. Box 45433
                     Salt Lake City, Utah 84145-0433

                                FORM 11-K

             ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1996.
Commission File Number 1-8796.


      A.   The full title of the plan is the Questar Corporation
Employee Investment Plan. The address of the plan is the same as that of the issuer named below.

      B. The name of the issuer of the securities held pursuant to the plan and the address of its principal executive office are: Questar Corporation, 180 East First South, P.O. Box 45433, Salt Lake City, Utah 84145-0433.

      C. Financial statements and schedules prepared in accordance with the Employee Retirement Income Security Act of 1974 for the fiscal year ended December 31, 1996, are attached as an exhibit to this Form 11-K.

                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Questar Corporation Employee Benefits Committee have duly caused this annual report to be signed by its duly authorized chairman.

                                       QUESTAR CORPORATION
                                       EMPLOYEE INVESTMENT PLAN



Date:    March 25, 1997                By:  /s/R. D. Cash
                                             R. D. Cash
                                             Chairman, Employee Benefits
                                             Committee

Financial Statements
and Schedules

Questar Corporation
Employee Investment Plan

Years ended December 31, 1996 and 1995






Questar Corporation Employee Investment Plan

Financial Statements
and Schedules


Years ended December 31, 1996 and 1995

Contents

Report of Independent Auditors

Audited Financial Statements

Statements of Net Assets Available for Plan Benefits
Statements of Changes in Net Assets Available for Plan Benefits
Notes to Financial Statements

Schedules

Assets Held for Investment
Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

Report of Independent Auditors


Participants in Questar Corporation
Employee Investment Plan


We have audited the accompanying statements of net assets available for plan benefits of Questar Employee Investment
Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules are presented for the purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1996 financial statements taken as a whole.


/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
February 21, 1997

Questar Corporation
Employee Investment Plan

Statements of Net Assets Available for Plan Benefits

                                                   December 31,
                                               1996       1995
                                                    (In Thousands)
Assets
Investments
  Questar Corporation common stock -
    at market :
      Allocated                              120608     103439
      Unallocated                             23554      29525
  Mutual funds                                13495      10259
  Money market fund                            3457       3143
  Guaranteed investment contracts               205        707
                                             161319     147073
Cash and short-term investments                  58         31
                                             161377     147104

Contribution receivable from Questar Cor        447       2060
Contribution receivable from employees          113
Interest receivable                              34         15
                                             161971     149179

Liabilities
Unallocated contributions and dividends          55         27
Interest payable                                           924
Security acquisition loans                    15556      21238
                                              15611      22189

Net assets available for plan benefits       146360     126990


See accompanying notes.

Questar Corporation
Employee Investment Plan

Statements of Changes in Net Assets Available for Plan Benefits

                                                Year ended December 31
                                               1996            1995
                                                   (In Thousands)
Additions
  Dividend and interest income                 6579       5470
  Contributions:
    Employees                                  6289       6495
    Employer                                   4744       3660
                                              11033      10155
                                              17612      15625


Deductions
  Withdrawals - at market                      8903      13194
  Distribution of dividends to participa        297        282
  Trustee fees and commissions                   17         33
  Interest expense                             1512       1940
                                              10729      15449


Net realized and unrealized appreciation
  in the fair value of investments            12487      25759
Net additions                                 19370      25935
Net assets available for plan benefits
  at beginning of year                       126990     101055

Net assets available for plan benefits
  at end of year                             146360     126990


See accompanying notes.

Questar Corporation
Employee Investment Plan

Notes To Financial Statements

December 31, 1996


1.  Description of the Plan

The Questar Corporation Employee Investment Plan (Plan) is an employee benefit plan for employees of Questar Corporation (Questar) and its subsidiaries. The Plan is an employee stock ownership plan (ESOP) as defined in Code Section 4975(e)(7).

In addition to Questar common stock, employees are able to direct the investment of their contributions into the following funds:
1) Equitable GIC and Fidelity Money Market Fund, which invest in guaranteed investment contracts and short-term instruments; 2) Fidelity Magellan Fund, which invests primarily in common stocks;
3) Fidelity Puritan Fund, which invests primarily in both common stocks and bonds; 4) Fidelity Intermediate Bond Fund, which invests primarily in high and upper-medium grade fixed-income obligations; 5) Vanguard 500 Portfolio Index Fund, which invests primarily in common stocks as it seeks to replicate the Standard & Poors 500 Composite Price Index; and 6) Vanguard Total International Portfolio Fund, which invests in a combination of the European, Pacific, and Emerging Markets Vanguard International Equity Index Funds. The Plan allows participants to change their contribution elections one day before the first day of the calendar month in which the change is to become effective.

With the exception of the Questar stock fund, participants can transfer amounts invested between the various investment funds on a monthly basis. Employees who contribute to the stock fund or any of the other investment funds receive employer matching contributions in the form of leveraged Questar shares released from the suspense account (see Note 3) on the first 6% of their eligible compensation contributed, at the following percentages:
100% of the first 2%, 75% of the next 2%, and 50% of the next 2%.

Employees are eligible to participate in the Plan after completing one year of service. An employee is credited with one year of service for each year in which at least 1,000 hours are worked or paid for by Questar or an affiliate. Subject to certain restrictions in the Internal Revenue Code (Code), non-highly compensated employees can elect to contribute from 1% to 16% of annual compensation to the Plan on either a pre-tax basis pursuant to salary reduction arrangements which will qualify the contributions under section 401(k) of the Code, on an after-tax basis, or a combination of the two. "Highly compensated employees" are limited to contributing from 1% to 6% of annual compensation to the Plan on a pre-tax basis, after-tax basis, or a combination of the two.

The Plan also provides an additional $200 annual employer contribution at the end of the Plan year in the form of shares of Questar stock to each employee eligible to participate in the Plan at the beginning of the Plan year and employed on the last day of the Plan year. This contribution is made irrespective of whether the eligible employee actually participates in the Plan.

The Plan provides for the direct rollover of taxable amounts withdrawn from the Plan to the Trustee of the participant's
Individual Retirement Account (IRA) or other qualified plan, if the participant so elects.

The rules for in-service withdrawals of Questar shares and investment funds allocated to participants' accounts and for distributions of such amounts upon termination of employment, disability or death are set forth in the Summary Plan Description of the Plan.

The Plan is subject to the diversification requirements imposed on ESOP's by the Tax Reform Act of 1986 and meets these requirements by allowing qualified participants to receive distributions of shares of Questar stock.

Employees are always fully vested in all shares and funds allocated to their individual accounts. Should the Plan terminate at some future time, all amounts allocated to the employees' accounts would be distributed to them.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from the estimates.

2.  Accounting Policies

Investments

Investment in Questar common stock is recorded at market value based on the closing market price on the last business day of the
year on the  New  York  Stock  Exchange.   The mutual funds are
valued at market. The money market fund and the guaranteed investment contracts are valued at cost plus interest earned, which approximates market. Short-term investments consist primarily of investments in a separate money market portfolio fund and are valued at market.

Dividends

Questar has a Dividend Reinvestment and Stock Purchase Plan whereby participants may reinvest dividends to purchase additional shares of Questar common stock at market value. Dividends payable with respect to Questar stock purchased with employee after-tax and 401(k) contributions are distributed directly to participants unless they elect to have such dividends retained in the Plan. Dividends on shares purchased with employer contributions must be reinvested. Dividends paid on leveraged shares are applied to the principal and interest payments on the promissory note payable to Questar (see Note 3).

Withdrawals

Withdrawals are recorded based on market prices at the date withdrawn. The differences between cost and market at the time of withdrawal are included in the financial statements as realized gains or losses.

Administrative Expenses

All legal, accounting, fixed income management and other administrative expenses except commissions and a portion of the trustee fees have been paid by Questar.

Income Taxes

The Plan is a qualified employee benefit plan under the Internal Revenue Code and is exempt from federal income tax. Participants are not subject to income tax on employer contributions (including 401(k) salary reductions) or income credited to individual accounts until such time as these amounts are distributed. A description of the income tax consequences to employees is included in the Summary Plan Description of the Plan, which has been provided to all participants.

Reclassifications

Certain 1995 amounts have been reclassified to conform with the 1996 presentation.


3.  Security Acquisition Loans

The Plan issued two promissory notes payable to Questar totaling $35,000,000 and used the proceeds to purchase 1,992,884 shares (leveraged shares) of Questar common stock at $17.5625 per share. These shares are held in a separate suspense account established under the Trust and are released and allocated to eligible participants as the notes are repaid over a ten year period. Payments on the notes are made with contributions from Questar and its participating subsidiaries and dividends and earnings received on the remaining allocated and unallocated leveraged shares. The notes are collateralized by the unreleased leveraged shares.

The detail of these notes payable is as follows:

                                        December 31,
                                               1996       1995
8.25% Senior ESOP Notes-Series A,
  due July 1, 1996                                     $5,238
8.28% Senior ESOP Notes-Series B,
  due July 1, 1999                         $15,556      16,000

                                           $15,556    $21,238

3.  Security Acquisition Loans (continued)

Under the terms of the notes, the Plan is obligated to make principal payments annually, which, in aggregate, must meet or exceed cumulative minimum principal payments as of each payment date. Cumulative actual payments may exceed the cumulative minimum payments when the actual number of shares needed to make matching allocations exceeds the minimum shares required to be released under the terms of the notes. Leveraged shares in excess of those needed to make matching allocations may also be released from the suspense account in certain years in order to meet required cumulative minimum payments. These excess shares will be allocated to: (i) participants who are employed on the last day of the year, (ii) participants who are on leave under the federal Family and Medical Leave Act of 1993 on the last day of such Plan year, and (iii) to former participants (or their beneficiaries) who become disabled, retire, or die during the year in which the excess leveraged shares are released from the suspense account. At year-end 1996 and 1995, a special distribution of excess shares was allocated to the accounts of the eligible participants who contributed to the Plan during the year. Depending on the market price of Questar stock, there could be further special distributions of shares in order to meet cumulative minimum payment requirements.

The minimum principal payment requirements for the three years following December 31, 1996, are as follows:

                                        (In Thousands)

                                    1997    $4,256
                                    1998      5,300
                                    1999      6,000


4. Investments

First Security Bank of Utah, N.A., is the Plan Trustee.
Investments in Common Stock of Questar at cost for the two years ended December 31, 1996, were as follows:

                                                Allocated              Unallocated
                                               Shar       Cost       Shar       Cost
                                                (In Thousands)
Balances at January 1, 1995                    3043      63247       1077      18917

  Purchases                                     241       7239
  Allocation of shares                          196       5952       -196      -3439
  Withdrawals                                  -392      -8137
Balances at December 31, 1995                  3088      68301        881      15478

  Purchases                                     196       6662
  Allocation of shares                          240       8496       -240      -4222
  Withdrawals                                  -242      -5429
Balances at December 31, 1996                  3282      78030        641      11256

Average cost per share of allocated stock was $23.78 and $22.12 as of December 31, 1996 and 1995, respectively.

Market price per share of stock, both allocated and unallocated, was $36.75 and $33.50 as of December 31, 1996 and 1995,
respectively.

The cost of allocated shares is based on the average market purchase price for shares for each quarter, whereas the cost of unallocated shares is shown as the original purchase price of the shares which was $17.5625 per share.

Statement amounts that were attributable to allocated and unallocated shares during 1996 and 1995, were as follows:

                                                Allocated             Unallocated
                                               1996       1995       1996       1995
                                                (In Thousands)
Net realized and unrealized
   appreciation (depreciation)                14435      20610      -1748       3342
Security acquisition loans                                 688     155556      20550
Dividends                                      3757       3435        915       1167

Interest expense was entirely attributable to shares that were unreleased during 1996 and 1995. Employer contributions receivable, employer contributions, and distributions were entirely attributable to allocated shares.

The net asset value per unit and the total number of units for the Investment Funds at the end of each quarter for the years indicated are as follows:

                                               1996                  1995
                                        Net Asset             Net Asset
                                        Value per  Total      Value per  Total
                                        Unit       Units      Unit       Units
Fidelity Magellan Fund
  March 31                                    87.51      84099      72.44      77571
  June 30                                     74.80      99304      83.50      72769
  September 30                                76.05      96001      92.37      74732
  December 31                                 80.65      97073      85.98      81708

Fidelity Puritan Fund
  March 31                                    17.64     194965      15.42     164812
  June 30                                     17.68     201690      16.15     164523
  September 30                                16.48     229358      16.78     175076
  December 31                                 17.24     238992      17.01     187949

Fidelity Intermediate Bond Fund
  March 31                                    10.14       4008       9.99       3394
  June 30                                     10.00       4677      10.24       3393
  September 30                                10.00       8667      10.23       3446
  December 31                                 10.08      11630      10.41       3502

Fidelity Money Market Fund
  March 31                                     1.00    3108680       1.00    2763330
  June 30                                      1.00    3227339       1.00    2838271
  September 30                                 1.00    3339668       1.00    3082968
  December 31                                  1.00    3456808       1.00    3142732

Equitable GIC
  March 31                                     1.00     554071       1.00    1228112
  June 30                                      1.00     394083       1.00    1018975
  September 30                                 1.00     286769       1.00     835501
  December 31                                  1.00     205123       1.00     707303


Vanguard 500 Portfolio Index Fund
  March 31                                    60.43       1412
  June 30                                     62.89       6664
  September 30                                64.59      15395
  December 31                                 69.16      18502

Vanguard Total International Portfolio Fund
  December 31                                 10.14      14631

The market values for Investment Funds are as shown below:

                                                                                                        Vanguard
                                        December 31, 1996                                               Total
                                                   Fidelity   Fidelity   Fidelity   Fidelity  Vanguard 5Intn'l.
                                        Equitable  Money      Magellan   Puritan    Interm.   Portfolio Portfolio
                                        GIC        Market FundFund       Fund       Bond Fund Index FundFund      Total
                                        (In Thousands)
Investments:
  Mutual funds                                                       7829       4121       118      1279       148    13495
  Money market fund                                       3457                                                         3457
  Guaranteed investment
    contracts                                   205                                                                     205

                                                205       3457       7829       4121       118      1279       148    17157



                                        December 31, 1995
                                                   Fidelity   Fidelity   Fidelity   Fidelity
                                        Equitable  Money      Magellan   Puritan    Intermediate
                                        GIC        Market FundFund       Fund       Bond Fund     Total
                                        (In Thousands)
Investments:
  Mutual funds                                                       7025       3197        37     10259
  Money market fund                                       3143                                      3143
  Guaranteed investment
    contracts                                   707                                                  707

                                                707       3143       7025       3197        37     14109



The changes in net assets by Fund are as shown below:

                                        Year ended December 31, 1996   (1)
                                                                                                        Vanguard
                                                                                              Vanguard  Total
                                                   Fidelity   Fidelity   Fidelity   Fidelity  500       Intern'l.
                                        Equitable  Money      Magellan   Puritan    Intermed. Portfolio Portfolio Questar
                                        GIC        Market FundFund       Fund       Bond Fund Index FundFund      Stock    Total
                                        (In Thousands)
Additions:
  Employee contributions                                189       1057        536        26       318        10     4041   6177
  Employer contributions                                                                                            4744   4744
  Dividend and
    Interest income                           34        175       1194        452         4         5               4696   6560
                                              34        364       2251        988        30       323        10    13481  17481

Withdrawals                                            -229       -395       -118                 -10              -8151  -8903
Distribution of dividends                                                                                           -297   -297
Trustee fees                                                                                                         -17    -17
Interest expense                                                                                                   -1512  -1512
Net transfers in (out)                      -536        179       -677        -11        52       852       141
Net realized and unrealized
  appreciation (depreciation)
  of investments                                                  -375         65        -1       114        -3    12687  12487
Net additions (deductions)                  -502        314        804        924        81      1279       148    16191  19239
Net assets held by trustee at
 beginning of year                           707       3143       7025       3197        37                       112418 126527
Net assets held by trustee at
  end of year                                205       3457       7829       4121       118      1279       148   128609 145766


(1)  The above statement differs from the Statement of Net
Assets Available for Plan Benefits because the above statement excludes receivables.


                                        Year ended December 31, 1995  (1)
                                                   Fidelity   Fidelity   Fidelity   Fidelity
                                        Equitable  Money      Magellan   Puritan    Interm.   Questar
                                        GIC        Market FundFund       Fund       Bond Fund Stock     Total
                                        (In Thousands)
Additions:
  Employee contributions                                   257        991        597                4651      6496
  Employer contributions                                                                            3679      3679
  Dividend  and
    Interest income                              86        167        404        204         2      4643      5506
                                                 86        424       1395        801         2     12973     15681

Withdrawals                                               -586       -837       -246              -11525    -13194
Distribution of dividends                                                                           -282      -282
Trustee fees                                                                                         -33       -33
Interest expense                                                                                   -1940     -1940
Net transfers in (out)                         -807        923        -52        -64
Net realized and unrealized
  appreciation of
  investments                                                        1437        368         2     23952     25759
Net additions (deductions)                     -721        761       1943        859         4     23145     25991
Net assets held by trustee at
  beginning of year                            1428       2382       5082       2338        33     89273    100536
Net assets held by trustee at
  end of year                                   707       3143       7025       3197        37    112418    126527

(1)  The above statement differs from the Statement of Net
Assets Available for Plan Benefits because the above statement excludes receivables.

Schedules



Questar Corporation
Employee Investment Plan

Assets Held for Investment

December 31, 1996


Assets Held in Trust by First Security Bank of Utah, N.A.

                                                     Cost         Fair Value
                                                        (In Thousands)
Description of Investments
Questar Corporation Common Stock
   Allocated - 3,281,849 shares                          78029     120608
   Unallocated - 640,939 shares                          11256      23554

Fidelity Magellan Fund - 97,073 units                     7419       7829

Fidelity Puritan Fund - 238,992 units                     3882       4121

Fidelity Intermediate Bond Fund - 11,630 units             122        118

Vanguard 500 Portfolio Index Fund - 18,502 units          1167       1279

Vanguard Total International Portfolio
  Fund - 14,631 units                                      151        148

Fidelity Institutional Cash Portfolio -
  Money Market Fund - 3,456,808 units                     3457       3457

The Equitable Life Assurance Society of
  the United States
    Guaranteed Investment
      Contracts - 205,123 units                            205        205

Cash and Short-Term Investments                             58         58

                                                        105746     161377


Transactions or Series of Transactions in Excess of 5% of the Current Value of Plan Assets

Year ended December 31, 1996

                                                   Purchase   Selling    Net Gain
Identity of Issuer                      DescriptionPrice      Price      or Loss
Category (i) - Single Transaction in Excess of 5% of Plan Assets

                                        None


Category (ii) - Series of Transactions  (Other than Securities Transactions)
                                        with the Same Person Aggregating 5% of Plan
                                        Assets

                                        None


Category (iii) - A Series of Transactions in a Security Issue Aggregating 5% of Plan
                                                   Assets
                                                              (In Thousands)

Questar Corporation                     Common Stock -
                                          156 Withd       5430       8150       2720


Category (iv) - Transactions in Securities with a Person if Any Single Transaction with that Person was in Excess of 5% of Plan
                                                   Assets

                                        None

Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-4436 and 33-48169) pertaining to the Questar Corporation Employee Investment Plan (formerly the Questar Corporation Employee Stock Purchase Plan) of our report dated February 21, 1997, with respect to the financial statements and schedules of the Questar Corporation Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
March 21, 1997